Exhibit 24.1


Robert L. White & Associate
Certified Public Accountants
988 Ohio Pike, Suite 2
Cincinnati, Ohio 45245

(513) 943-1040
(513) 943-7760 Fax

                         Report of Independent Auditors


To extend to the corporation by reference in this Registration Statement of Satx, Inc. a Nevada Corporation on Form S-8 of our report dated July 28, 2000, appearing in the incorporated by reference by Report on Form 10-SB of Satx, Inc. for the year ended December 28, 1999.

                                       /s/ ROBERT L. WHITE & ASSOCIATES
                                       --------------------------------
                                       Robert L. White & Associates
                                       Certified Public accountants